EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to (a) the 1995 Stock Option Plan - Amended As of July 26, 1996, July 18, 1997, August 7, 1998, August 1, 2000, and August 7, 2001, (b) the 1995
Non-Employee Directors' Stock Option Plan - Amended As of July 26, 1996, July 18, 1997, August 7, 1998, August 1, 2000, and August 7, 2001, and (c) 450,000
options to purchase the Company's Common Stock in connection with the CEO Option Program, of California Micro Devices Corporation of our report dated April 25, 2001, with respect to the financial statements and schedule of California Micro Devices Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP

San Jose, California
September 5, 2001


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